EXHIBIT (E)(2)
SCHEDULE A
TO AMENDED AND RESTATED DISTRIBUTION AGREEMENT
(AS AMENDED DECEMBER 20, 2007)
I.	Portfolios or Classes covered by Distribution Agreement that are no-load and have no 12b-1 fees:
ICON Consumer Discretionary Fund
ICON Energy Fund
ICON Financial Fund
ICON Healthcare Fund
ICON Industrials Fund
ICON Information Technology Fund
ICON Leisure and Consumer Staples Fund
ICON Materials Fund
ICON Telecommunications & Utilities Fund
ICON Bond Fund — Class Z Shares
ICON Core Equity Fund — Class Z Shares
ICON Income Opportunity Fund — Class Z Shares (formerly, ICON Covered Call Fund — Class Z Shares)
ICON Equity Income Fund — Class Z Shares
ICON International Equity Fund— Class Q, Class Z and S Shares
ICON Long/Short Fund — Class Z Shares
ICON Asia-Pacific Region Fund — Class S Shares
ICON Europe Fund — Class S Shares
II.	Portfolios or Classes covered by Distribution Agreement with a 12b-1 plan:
ICON Bond Fund — Class C and I Shares
ICON Core Equity Fund — Classes A, C and I Shares
ICON Income Opportunity Fund — Class Z Shares (formerly, ICON Covered Call Fund — Classes A, C and I Shares)
ICON Equity Income Fund — Classes A, C and I Shares
ICON International Equity Fund — Classes A, C and I Shares
ICON Long/Short Fund — Classes A, C and I Shares
ICON Asia-Pacific Region Fund — Class A, C and I Shares
ICON Europe Fund — Class A, C and I Shares

EXHIBIT (E)(2)
IN WITNESS WHEREOF, the parties have duly executed this amended Schedule A effective as of December 20, 2007.

ICON Funds			ICON DISTRIBUTORS, INC.

By:	/s/ Erik Jonson		By:	/s/ Stephen C. Holmes

	Name:	Erik Jonson		Name:	Stephen C. Holmes

	Title:	EVP and CFO		Title:	President

ICON ADVISERS, INC.

By:	/s/ Craig T. Callahan

	Name:	Craig T. Callahan

	Title:	President